                                                                  EXHIBIT 10.15

                       AMERICAN DENTAL TECHNOLOGIES, INC.

           EXECUTIVE CHANGE IN CONTROL BONUS AND SEVERANCE AGREEMENT

     THIS AGREEMENT, dated as of October 16, 1999, is between American Dental Technologies, Inc. (the "Company") and Barbara Danieli, who is currently employed by the Company in the position of Chief Financial Officer (the "Executive").

                                  WITNESSETH:

     WHEREAS, the Company believes that it is in the best interests of the Company and its stockholders if the Executive is assured of appropriate financial protection in the event of a Change in Control (as defined in Section 4 below), thus ensuring that the Executive shall have an incentive to perform valuable services for the Company and shall not be distracted in the anticipation, or in the event of, a Change in Control; and

     WHEREAS, the Company believes that the assurance of appropriate financial protection to the Executive in the event of a Change in Control shall encourage the Executive to remain in the employ of the Company through the transition period following a Change in Control, which is in the best interests of the Company and its stockholders; and

     WHEREAS, the Executive is willing to continue to provide dedicated services to the Company with the appropriate financial protection provided for herein;

     NOW THEREFORE, in consideration of the premises and mutual covenants, the parties hereto agree as follows:


                                   AGREEMENT

     1. OPERATION OF AGREEMENT. This Agreement sets forth the severance compensation that the Company shall pay the Executive if the Executive's employment with the Company terminates under one of the applicable provisions set forth herein following a Change in Control that occurs on or prior to June 22, 2000.

     2. TERM OF THE AGREEMENT. This Agreement shall be effective upon its execution by both parties and shall terminate upon the first of the following events to occur: (a) June 22, 2000, if a Change in Control has not occurred on or before such date; (b) the termination of the Executive's employment with the Company prior to a Change in Control; (c) the expiration of one year following a Change in Control; (d) the termination of the Executive's employment with the Survivor following a Change in Control due to the Executive's death, Disability (as a defined in Section 3(a) below) or Retirement (as defined in Section 3(b) below); (e) the termination of the Executive's employment by the Survivor for Cause (as defined in Section 3(c) below) following a Change in Control; or (f) termination of employment by the Executive for other than Good Reason (as defined in Section 6) following the date of a Change in Control.

     3. DEFINED TERMS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a) "Disability" shall mean disability as defined in the Company's Long-Term Disability Plan.

          (b)  "Retirement" shall mean retirement on or after age 65.

          (c) "Cause" shall mean the Executive's termination of employment by the Company, or, if the Executive is employed by the Survivor following a Change in Control, termination of employment by the Survivor, due to misconduct, personal dishonesty, conviction for violation of any law, rule or regulation (other than traffic violations or minor misdemeanors), breach of fiduciary duty to the Survivor, engaging in any conduct which adversely affects or conflicts with the interest of the Survivor, including any breach of employment agreement between the Executive and the Survivor. The President of the Survivor shall make any determination under this Agreement regarding acts that constitute grounds for the Executive to be terminated for Cause.

          (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (e) "Survivor" shall mean the person or persons surviving any merger or statutory share exchange involving the Company, the person or persons purchasing all or substantially all of the assets of the Company and, in the case of a Stock Sale, the Company.

     4. CHANGE IN CONTROL. A Change in Control shall be deemed to have occurred upon the occurrence of the conditions set forth in either of the following paragraphs.

          (a) Any person (as defined in Section 3(a)(9) of the Exchange Act) or group of persons acting together for the purpose of acquiring, holding or disposing of shares of the Company's authorized Common Stock ("Common Stock") (other than a person who on March 23, 1993 owned 10 percent or more of the outstanding shares of the Common Stock, or other than trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company) becomes the beneficial owner (as defined in the Exchange Act Rules and Regulations), directly or indirectly, of 30 percent or more of the combined voting power of the Company's voting securities, or

          (b) The stockholders of the Company approve a dissolution of the Company or a definitive agreement (i) to merge or consolidate the Company with or into another entity in which the Company is not the continuing or surviving corporation or pursuant to which any shares of Common Stock would be converted into cash, securities, or other property of another entity, other than a merger of the Company in which holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares (or equivalent securities) of the surviving entity immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all the assets of the Company.

     5. CHANGE IN CONTROL OPTION GRANT AND CASH BONUS PAYMENT. As of the date of this Agreement ("Grant Date"), the Executive shall receive a nonqualified stock option under the Company's Amended and Restated Nonqualified Stock Option Plan, as amended, to purchase up to 3,750 shares of Common Stock, and a nonqualified stock option under the Company's Amended and Restated Long-Term Incentive Plan, as amended, to purchase up to 3,750 shares of Common Stock. Both stock options shall become exercisable on the date of a Change in Control that occurs during the term of this Agreement, if the Executive is still employed by the Company on such date. The per share purchase price under the stock options shall be $3.50. Within ten (10) days following a Change in Control, the Executive, if still employed by the Company on the date of the Change in Control, shall receive a cash lump sum payment, equal to $30,000.00, reduced by any applicable income and employment withholding taxes.

     6. TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. Except as set forth in Section 10(a) hereunder, the Executive shall be entitled to severance payments under Section 7 of this Agreement only if there has been a Change in Control, the Executive has incurred a Termination of Employment, and the Executive has properly executed the General Release attached hereto as Appendix A, which must be returned to the President of the Survivor prior to commencement of the severance benefit provided hereunder.

          (a) For purposes of this Agreement, during the one-year period following any Change in Control that occurs during the term of this Agreement, "Termination of Employment" shall be defined as:

               (i) The Executive's involuntary termination by the Survivor for any reason other than death, Disability, Retirement or Cause; or

               (ii) The Executive's termination of his employment with the Survivor for "Good Reason," defined as the occurrence of any of the following events without the Executive's written consent:

                    (A) Any material dimunition of the Executive's position, duties and responsibilities from his position, duties and responsibilities with the Company immediately prior to the Change in Control;

                    (B) Any reduction in the Executive's base salary in effect immediately prior to the Change in Control;

               (C) Required relocation of the Executive's principal place of employment more than 50 miles from his or her place of employment immediately prior to the Change in Control without the Executive's written consent; and

               (D)  The Company's breach of any provision in this Agreement.

          (b) An Executive who believes that he or she is entitled to a Termination of Employment for Good Reason as defined in subparagraph (a)(ii) above, may apply in writing to the Survivor for confirmation of such entitlement prior to the Executive's actual separation from employment, by following the claims procedure set forth in Section 14 hereof. The submission of such a request by an Executive shall not constitute "Cause" for termination of the Executive as defined under Section 3(c) hereof. If the Executive's request for a Good Reason Termination of Employment is denied under both the request and appeal procedures set forth in paragraphs (b) and (c) of Section 14 hereof, then the parties shall use their best efforts to resolve the claim within 90 days after the claim is submitted to arbitration pursuant to Section 14(d).

     7.  SEVERANCE BENEFIT.

          (a) Upon satisfaction of the requirements set forth in Sections 6 and 10(a) hereof, the Executive shall receive base salary continuation payments, distributed on normal payroll dates, for 6 months following the Executive's Termination of Employment, at the Executive's base salary in effect at the time of Termination of Employment, less any other severance payments provided by the Survivor through an employment agreement or other company-sponsored program.

          (b) The value of the base salary continuation payments provided in paragraph (a) above, when aggregated with the cash bonus and any applicable portion of the stock option income in Section 5 and any other severance payments constituting "golden parachute" amounts (defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), as compensation that becomes payable or accelerated due to a Change in Control) pursuant to all plans, agreements or policies of the Company and its subsidiaries, shall be reduced to the highest amount permissible under Sections 280G and 4999 of the Code before the Executive becomes subject to the excess parachute payment excise tax under Section 4999 of the Code and the Company loses all or part of its compensation deduction for such payments.

     8. NO MITIGATION OR DUTY TO SEEK REEMPLOYMENT. The Executive shall be under no duty or obligation to seek or accept other employment after Termination of Employment and shall not be required to mitigate the amount of the cash bonus or any salary continuation payments provided by this Agreement by seeking employment or otherwise.

     9. TAX WITHHOLDING. The Company may withhold from any cash amounts payable to the Executive under this Agreement to satisfy all applicable Federal, State, local or other income and employment withholding taxes. In the event the Company fails to withhold such sums for any reason, the Company may require the Executive to promptly remit to the Company sufficient cash to satisfy all applicable income and employment withholding taxes.

     10.  BINDING EFFECT.

          (a) This Agreement shall be binding upon the successors and assigns of the Company. The Company shall cause any successor to all or substantially all of its operations (whether by purchase, merger, consolidation, sale of substantially all assets or otherwise to) evidence the assumption of such obligations in a written agreement. Notwithstanding any other provisions in this Agreement, if the Company fails to obtain an agreement evidencing the assumption of the Company's obligations by any such successor, the Executive shall be entitled to immediate payment of the severance compensation provided under Section 7, irrespective of whether the Executive's employment has then terminated. For purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed to constitute the date of the Executive's Termination of Employment.

          (b) This Agreement shall be binding upon the Executive and shall inure to the benefit of and be enforceable by the Executive's legal representatives and heirs. However, the rights of the Executive under this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise encumbered, except by operation of law.

     11. AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by instrument in writing signed by the parties hereto.

     12. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall continue in full force and effect.

     13.  LIMITATION ON RIGHTS.

          (a) This Agreement shall not be deemed to create a contract of employment between the Company and the Executive and shall create no right in the Executive to continue in the Company's employment for any specific period of time, or to create any other rights in the Executive or obligations on the part of the Company, except as set forth herein. This Agreement shall not restrict the right of the Company to terminate the Executive, or restrict the right of the Executive to terminate employment.

          (b) This Agreement shall not be construed to exclude the Executive from participation in any other compensation or benefit programs in which the Executive is specifically eligible to participate either prior to or following the execution of this Agreement, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which the Executive is entitled.

          (c) The rights of the Executive under this Agreement shall be solely those of an unsecured general creditor of the Company. Payments under this Agreement shall be made from the Company's general assets.

     14.  CLAIMS PROCEDURE.

          (a) The administrator for purposes of this Agreement shall be the Company or, following a Change in Control, the Survivor ("Administrator"), whose current address is 5555 Bear Lane, Corpus Christi, Texas 78405, and whose telephone number is (512) 289-1145. The "Named Fiduciary" as defined in Section 402(a)(2) of ERISA, also shall be the Company. The Company shall have the right to designate one or more Company employees as the Administrator and the Named Fiduciary at any time, and to change the address and telephone number of the same. The Company shall give the Executive written notice of any change in the Administrator and Named Fiduciary, or in the address or telephone number of the same.

          (b) The Administrator shall make all determinations as to the right of any person to receive benefits under the Agreement. Any denial by the Administrator of a claim for benefits by the Executive ("the claimant") shall be stated in writing by the Administrator and delivered or mailed to the claimant within ten (10) days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 10-day period. In no event shall such extension exceed a period of ten (10) days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Agreement upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that is intended to be understood without legal or actuarial counsel.

          (c) A claimant whose claim for benefits has been wholly or partially denied by the Administrator may request, within ten (10) days following the date of such denial, in a writing addressed to the Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as the claimant shall consider relevant to a determination of the claim, and the claimant may include a request for a hearing in person before the Administrator. Prior to submitting the request, the claimant shall be entitled to review such documents as the Administrator shall agree are pertinent to the claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of the claimant's choice. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than ten (10) days following receipt by the Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so mailed not later than twenty (20) days after receipt of such request.


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
          (d)  A claimant who has followed the procedures in paragraphs (b) and
(c) of this Section, but who has not obtained full relief on the claim for benefits, may, within sixty (60) days following the claimant's receipt of the Administrator's written decision on review, apply in writing to the Administrator for binding arbitration of the claim before an arbitrator mutually acceptable to both parties, the arbitration to be held in Corpus Christi, Texas, in accordance with the arbitration rules of the American Arbitration Association, as then in effect. If the parties are unable to mutually agree upon an arbitrator, then the arbitration proceedings shall be held before three arbitrators, one of which shall be designated by the Company, one of which shall be designated by the claimant and the third of which shall be designated mutually by the first two arbitrators in accordance with the arbitration rules referenced above. The arbitrator(s) sole authority shall be to interpret and apply the provisions of this Agreement; the arbitrator(s) shall not change, add to, or subtract from, any of the Agreement's provisions. The arbitrator(s) shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. All decisions of the arbitrator(s) shall be final and binding on the claimant and the Company without appeal to any court. Upon execution of this Agreement, the Executive shall be deemed to have waived any right to commence litigation proceedings regarding this Agreement outside of arbitration without the express written consent of the Company.

     15. LEGAL FEES AND EXPENSES. In the event any arbitration or litigation is brought to enforce any provision of this Agreement and the Executive prevails, then the Executive shall be entitled to recover from the Company the Executive's reasonable costs and reasonable expenses of such arbitration or litigation, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings). If the Company prevails, then each party shall be responsible for its/his respective costs, expenses and attorneys fees, and the costs of arbitration shall be equally divided.

     16. NONALIENATION OF BENEFITS. Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

     17. ERISA. This Agreement is an unfunded compensation arrangement for a member of a select group of the Company's management and any exemptions under ERISA, as applicable to such an arrangement, shall be applicable to this Agreement. Provided, however, the cash bonus and stock option under Section 5 are strictly incentive payments that are not subject to ERISA.

     18. REPORTING AND DISCLOSURE. The Company, from time to time, shall provide government agencies with such reports concerning this Agreement as may be required by law, and the Company shall provide the Executive with such disclosure concerning this Agreement as may be required by law or as the Company may deem appropriate.

     19. NOTICES. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Company at the Company's then principal office, or to the Executive at the Executive's last address on file with the Company,


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
as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose of this Agreement in a notice given to the other parties in compliance with this Section 19. Notices shall be deemed given when received.

     20. MISCELLANEOUS/SEVERABILITY. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extend permitted by, all applicable laws, ordinances, rules and regulations. To the extent that any provision or benefit under this Agreement is not deemed to be in accordance with any applicable law, ordinance, rule or regulation, the noncomplying provision shall be construed, or benefit limited, to the extent necessary to comply with all applicable laws, ordinances and regulations and any such provision or benefit shall not affect the validity of any other provision or benefit provided by this Agreement. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

     21. GOVERNING LAW. To the extent not preempted by Federal law, this Agreement shall be governed and construed in accordance with the laws of the State of Texas. Payment and performance hereunder shall be considered to be made in Corpus Christi, Texas.

     22. ENTIRE AGREEMENT. This document represents the entire agreement and understanding of the parties with respect to the subject matter of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        AMERICAN DENTAL TECHNOLOGIES, INC.




                                        By: Ben Gallant
                                            ------------------------------
                                            Its:    CEO
                                                --------------------------

                                        By: [ILLEGIBLE]        CFO
                                            ------------------------------

                                                               , Executive
                                            -------------------

                                   APPENDIX A
                                    RELEASE

     THIS AGREEMENT ("Agreement") is made by and between Barbara Danieli ("Executive") and American Dental Technologies, Inc. ("Company").

                                    RECITALS

     A. Executive has terminated employment with the Company, effective __________, _______________.

     B. Executive has been given the opportunity to review this Agreement, to consult with legal counsel, and to ascertain his rights and remedies.

     C. Executive and Company, without any admission of liability, desire to settle with finality, compromise, dispose of, and release any and all claims and demands asserted or which could be asserted arising out of Executive's employment at and separation from Company.

     In consideration of the foregoing and of the promises and mutual covenants contained herein, it is hereby agreed between Executive and Company as follows:

                                   AGREEMENT

     1. In exchange for the good and valuable consideration set forth in this Agreement, Executive hereby releases, waives and discharges any and all manner of action, causes of action, claims, rights, charges, suits, damages, debts, demands, obligations, attorneys fees, and any and all other liabilities or claims of whatsoever nature, whether in law or in equity, known or unknown, including, but not limited to, any claim and/or claim of damages or other relief for tort, breach of contract, personal injury, negligence, age discrimination under The Age Discrimination In Employment Act of 1967 (as amended), employment discrimination prohibited by other federal, state or local laws including sex, race, national origin, marital status, age, handicap, height, weight, or religious discrimination, and any other claims, which Executive has claimed or may claim or could claim in any local, state or federal or other forum, against Company, its directors, officers, employees, agents, attorneys, successors and assigns as a result of or relating to Executive's employment at and separation from Company and as an officer of Company, or any claim and/or claim of damages or other relief, in any other capacity, as a result of any acts or omissions by Company or any of its directors, officers, employees, agents, attorneys, successors or assigns ("Covered Acts or Omissions") which occurred prior to the date of this Agreement; excluding only (i) the Executive Change in Control Bonus and Severance Agreement dated October 16, 1999 (the "CIC Agreement"), or (ii) those for indemnification under the Company's articles of incorporation, bylaws or applicable law by reason of his service as an officer of the Company.

     2. Executive agrees to immediately return to Company all property, assets, manuals, materials, information, notes, reports, agreements, memoranda, customer lists, formulae, data, know-how, inventions, trade secrets, processes, techniques, and all other assets, materials and information of any kind or nature, belonging or pertaining to Company ("Company Information and Property"), including, but not limited to, computer programs and diskettes or other media for electronic storage of information containing Company Information and Property, in Executive's possession, and Executive shall not retain copies of any such Company Information and Property. Executive further agrees that from and after the date hereof he will not remove from Company's offices any Company Information and Property, nor retain possession or copies of any Company Information and Property.

     3. Executive agrees that he shall never make negative, disparaging, defamatory or other unfavorable comments regarding Company, or any officer or director of Company, to any person, except as required by law.

     4. Executive covenants and agrees that he shall never commence or prosecute, or knowingly encourage, promote, assist or participate in any way, except as required by law, in the commencement or prosecution, of any claim, demand, action, cause of action or suit of any nature whatsoever against Company or any officer, director, employee or agent of Company ("Covered Litigation") that is based upon any claim, demand, action, cause of action or suit released pursuant to this Agreement or involving or based upon the Covered Acts and Omissions.

     5. Executive further agrees that he has read this Agreement carefully and understands all of its terms.

     6. Executive understands and agrees that he was advised to consult with an attorney and did so prior to executing this Agreement.

     7.   Executive understands and agrees that he has been given twenty-one
(21) days within which to consider this Agreement.

     8. Executive understands and agrees that he may revoke this Agreement for a period of seven (7) calendar days following the execution of this Agreement (the "Revocation Period"). This Agreement is not effective until this revocation period has expired. Executive understands that any revocation, to be effective, must be in writing and either (a) postmarked within seven (7) days of execution of this Agreement and addressed to President, American Dental Technologies, Inc., 5555 Bear Lane, Corpus Christi, TX 78405 or (b) hand delivered within seven (7) days of execution of this Agreement to President, American Dental Technologies, Inc., 5555 Bear Lane, Corpus Christi, TX 78405. Executive understands that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.

     9. In agreeing to sign this Agreement, Executive is doing so completely voluntarily and of his or her own free-will and without any encouragement or pressure from Company and agrees that in doing so he or she has not relied on any oral statements or explanations made by Company or its representatives.

     10. Both parties agree not to disclose the terms of this Agreement to any third party, except as is required by law, or as is necessary for purposes of securing counsel from either parties' attorneys or accountants.

     11. This Agreement shall not be construed as an admission of wrongdoing by Company.

     12. This Agreement contains the entire agreement between Executive and Company. Any modification of this Agreement must be made in writing and signed by Executive and each of the entities constituting the Company.

     13. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     14. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

     15. If there is a breach or threatened breach of the provisions of this Agreement, Company may, in addition to other available rights and remedies, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violation of, any of the provisions of this Agreement.

     16. In the event that Executive violates the terms of this Agreement, in addition to other available rights and remedies, the Company shall be released of all of its remaining obligations under the CIC Agreement.

The parties hereto have entered into this Agreement as of this ___ day of _______________, _____.

                                        AMERICAN DENTAL TECHNOLOGIES, INC.

                                        By:
                                            -----------------------------------

                                             Its:
                                                  -----------------------------

                                        By:
                                            -----------------------------------

                                        ____________________________, Executive

Schedule of Operations and Cash for Named Officers under the Executive change of Control Agreements.

Name                New Options              Cash
----                -----------              ----
Ben Gallant         37,000 @ $3.50           $150,000
John Vickers        25,000 @ $3.50           $100,000
William Parker      25,000 @ $3.50           $100,000
Bill Graham          5,000 @ $3.50           $ 20,000

                               STOCK OPTION GRANT
                         UNDER LONG-TERM INCENTIVE PLAN
                                       OF
                       AMERICAN DENTAL TECHNOLOGIES, INC.


     A Nonqualified Stock Option is hereby granted as of the 15th day of December, 1999, (the "Date of Grant"), by American Dental Technologies, Inc., a Delaware corporation (the "Company"), to BERTRAND R. WILLIAMS, SR. (the "Optionee"), for and with respect to Common Stock of the Company, $.04 par value per share (the "Common Stock"), pursuant to the Amended and Restated Long-Term Incentive Plan of American Dental Technologies, Inc. (the "Plan"), in consideration of services rendered and to be rendered by the Optionee to the Company, subject to the terms and conditions in the Plan and as hereinafter provided. Capitalized terms not defined herein shall have the meanings respectively assigned to them in the Plan.

          1. GRANT OF OPTION. The Company hereby grants to Optionee the right, privilege, and option to purchase 312 shares of Common Stock at $1.381 per share (the "Exercise Price"), in the manner and subject to the conditions hereinafter provided (the "Option"). The Option is intended to be an option which does not meet the requirements of Section 422 of the Code.

          2. TIME OF EXERCISE OF OPTION. The Option with respect to the 312 shares of Common Stock may be exercised by the Optionee at any time and from time to time within the time period beginning one year after grant of the Option and ending ten years after grant of the Option, according to the following schedule: One-fourth (78 shares) of the Options shall become exercisable on the first anniversary of the date of grant of the Options, and one-fourth of the Options shall become exercisable on each of the second, third and fourth anniversaries of the date of grant of the Option.

     To the extent not exercised, installments shall accumulate and Optionee may exercise them thereafter in whole or in part until 5:00 p.m., Detroit, Michigan time, on the Expiration Date, subject to Section 6. The Expiration Date of the Option is December 15, 2009.

          3. METHOD OF EXERCISE. The Option shall be exercisable only by written notice directed to the Secretary of the Company at its principal place of business, which notice (i) shall state the number of shares with respect to which the Option is being exercised, the person in whose name the stock certificate representing such shares is to be registered, and the address and social security number of such person; (ii) shall be signed by the person entitled to exercise the Option (and if such person is not the Optionee, shall be accompanied by proof satisfactory to the Company of such person's right to exercise the Option); and (iii) shall be accompanied by payment in full of the Exercise Price for the number of shares specified. Payment of the Option price shall be in cash, personal check or money order. Optionee shall also furnish to the Company such assurances as the Company may request pursuant to Section 8.5 of the Plan.

     4. WITHHOLDING TAXES. The Company shall have the right to withhold from Optionee's compensation or require Optionee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon exercise of the Option. At the discretion of the Committee and only if the applicable requirements of Rule 16b-3 have been satisfied, (i) an Optionee may make a written election to tender previously acquired shares of Common Stock or have shares of stock withheld from the shares otherwise to be received pursuant to the Option exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes; or (ii) the cashless exercise procedure described in Section 2.4 of the Plan may be utilized to satisfy the withholding requirements. The Company shall not withhold from the exercise of the Option more shares than are necessary to meet the established minimum tax withholding requirements of federal, state and local obligations.

     5. TRANSFERABILITY. The Option may be exercised only by Optionee during the Optionee's lifetime and may not be transferred other than by will, the laws of descent or distribution or a qualified domestic relations order as defined by the Code. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein and in the Plan, shall be void and of no effect.

     6. TERMINATION OF EXERCISE RIGHTS. In the event the Optionee ceases to be a director of the Company, the Option shall be exercisable only as permitted by paragraphs (a), (c) and (d) of Section 6.1 of the Plan.

     7. RIGHTS AS STOCKHOLDER. Neither Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until a stock certificate has been issued upon exercise of the Option and the purchase price for such shares shall have been paid in full. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

     8. EFFECT ON EMPLOYMENT OR SERVICES. The Option shall not confer upon the Optionee any right to continue as a director of the Company.

     9. ADJUSTMENT PROVISIONS. The aggregate number of shares of Common Stock with respect to which this Option is granted may be adjusted by the Committee pursuant to Section 7.1 of the Plan to prevent dilution or enlargement of the benefits intended to be granted hereby.

     10. APPLICABLE LAW. This Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Michigan.

     11. APPLICATION OF PLAN. This Option shall be interpreted, administered and subject to all terms and conditions of the Plan. The Optionee agrees to all of the terms and conditions stated in this Agreement, as well as to all of the terms and conditions of the Plan, a copy of which may be obtained from the Company upon request. In case of conflict, the terms of the Plan shall control.

                                   AMERICAN DENTAL TECHNOLOGIES, INC.
                                   (A Delaware Corporation)

                                   By: /s/ BEN J. GALLANT
                                       ------------------------------------
                                       Ben J. Gallant



                                       /s/ BERTRAND R. WILLIAMS, SR.
                                       ------------------------------------
                                       Bertrand R. Williams, Sr.
                                       Optionee